EXHIBIT 99.1

Media Contacts:
Jeff Baker	Bill Bartkowski
President and CEO	Partner
Analysts International	MeritViewPartners
Phone: (952) 835-5900	Phone: (612) 605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International to Release Final 2005 Results and Hold Conference Call Thursday, February 23rd

MINNEAPOLIS, February 20, 2006 — Analysts International (NASDAQ: ANLY) today reported that the Company will announce its 2005 results before the market opens on Thursday, February 23, 2006, and hold a conference call to discuss those results at 9:30 am CT that day. Participants may access the call by dialing 1-877-241-6895, or 1-973-339-3086 for international participants, and asking for the Analysts International conference call moderated by company CEO and president, Jeff Baker. The call may also be accessed via the Internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 11:30 pm CT on February 23, 2006 to 10:59 am CT on March 9, 2006, by calling 1-877-519-4471 and using access code 7033822.

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Solutions Services, which provides infrastructure services and business solutions; and Outsourcing Services, which provides onshore and offshore strategic solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

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